UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 10, 2020

CUSHMAN & WAKEFIELD PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Cushman & Wakefield plc (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”) on June 10, 2020. A total of 204,281,235 shares, or 92.7% of the total shares entitled to vote, were represented at the Annual Meeting in person or by proxy. The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

		For	Against	Abstain	Broker Non-Votes
1.	To elect the Class II Directors listed below:
	Brett White	186,690,452	2,845,623	90,045	14,655,115
	Richard McGinn	188,802,757	732,112	91,251	14,655,115
	Jodie McLean	188,679,982	856,171	89,967	14,655,115
	Billie Williamson	188,637,744	897,307	91,069	14,655,115
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020	201,449,672	1,960,810	870,753	—
3.	To reappoint KPMG LLP as the Company’s UK statutory auditor until the Company’s annual meeting in 2021	202,319,855	1,960,810	570	—
4.	To authorize the Audit Committee of the Board of Directors to determine the compensation of KPMG LLP as the Company’s UK statutory auditor	203,273,385	128,333	879,517	—
5.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement	188,640,304	949,537	36,279	14,655,115
6.	To approve, on a non-binding, advisory basis, the director compensation report, which was included in Annex A of the Proxy Statement	188,823,977	799,615	2,528	14,655,115

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2020

CUSHMAN & WAKEFIELD PLC

By:	/s/ Brett Soloway
Name:	Brett Soloway
Title:	Executive Vice President, General Counsel and Corporate Secretary